EX-99.23.j

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

           As independent public accountants, we hereby consent to the use of our report dated August 29, 2002, except for Note 6, as to which the date is September 10, 2002, and to all references to our firm included in or made a part of this Post-Effective Amendment No. 14 to the Registration Statement of Analysts Investment Trust on Form N-1A (file No. 33-64370), including the references to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Accountants" in the Statement of Additional Information.

Berge & Company LTD.
November 27, 2002